          UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549
_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported: August 31, 2011

                         AMR CORPORATION                   _
(Exact name of registrant as specified in its charter)

          Delaware                                     1-8400                                      75-1825172           _
(State of Incorporation) ( Commission File Number)     (IRS Employer Identification No.)

4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)                                                                             (Zip Code)

                     (817) 963-1234                 _
                   (Registrant's telephone number)

                       (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

As previously announced, on August 11, 2011, AMR Eagle Holding Corporation (“AMR Eagle”) filed a Form 10 registration statement with the Securities and Exchange Commission in connection with a potential spin-off of AMR Eagle.  As was disclosed at the time of the Form 10 filing, while AMR Eagle’s wholly-owned subsidiaries, American Eagle Airlines, Inc. (“Eagle”) and Executive Airlines, Inc. (“Executive”) are expected to continue to operate all of the Jet Aircraft (as defined below), those aircraft and the associated indebtedness are expected to be transferred to American Airlines, Inc. (“American”) pursuant to the Purchase Agreement referred to below.  AMR Corporation (“AMR”), the parent of American and AMR Eagle, currently guarantees the indebtedness relating to each Jet Aircraft, and AMR will continue to guarantee such indebtedness following American’s purchase of each Jet Aircraft subject to such indebtedness.  Ownership of the Jet Aircraft by American is intended to provide American control over the regional aircraft that are pivotal to its network and to protect AMR’s position as the guarantor of the related indebtedness.

 As contemplated by the Form 10, on August 31, 2011, American entered into a Master Purchase Agreement (the “Purchase Agreement”) with Eagle and Executive.  Pursuant to the Purchase Agreement, Eagle will sell to American, and American will purchase from Eagle, 47 CRJ-700 jet aircraft and 216 Embraer 135, 140 and 145 jet aircraft, including the engines installed on each such aircraft and other related assets (each, a “Jet Aircraft”).  In addition, Eagle and Executive will sell to American, and American will purchase from Eagle and Executive, certain specified fixed assets, generally consisting of equipment and leasehold improvements owned by Eagle or Executive and used in connection with the regional flight operations conducted by Eagle and Executive on American’s behalf and the ground handling operations of Eagle and Executive (collectively, the “Other Assets”).

Pursuant to the Purchase Agreement, each Jet Aircraft will be purchased by American on the date of delivery of such aircraft to American, and the Other Assets will be purchased by American ten days after delivery of the last Jet Aircraft to American, subject in each case to the satisfaction of certain conditions. Delivery of the Jet Aircraft began on August 31, 2011, and the last Jet Aircraft is expected to be delivered on or about October 15, 2011.  Following the delivery of each Jet Aircraft, American will lease the Jet Aircraft to Eagle, and Eagle will agree to provide certain regional flight operations to American.

Pursuant to the Purchase Agreement, the purchase price for each Jet Aircraft is equal to its fair market value.  In satisfaction of the purchase price for each Jet Aircraft, American will take the Jet Aircraft subject to, and Eagle will be released from, all outstanding indebtedness relating to the Jet Aircraft.  The purchase price for the Other Assets is equal to the aggregate net book value of such assets on Eagle’s or Executive’s books as of the date of transfer of such Other Assets to American.

As of June 30, 2011, the aggregate indebtedness related to the Jet Aircraft was approximately $2.2 billion.  The indebtedness consists of individual notes for each Jet Aircraft.  The notes are secured by the related Jet Aircraft and certain other assets, have either fixed or floating interest rates and mature over various periods through 2022.  As of June 30, 2011, the fixed rate notes had effective interest rates ranging from 4.25% to 7.50% and the floating rate notes had effective interest rates ranging from 0.014% to 2.486%.  The notes include customary terms and conditions, including customary events of default and certain cross-default provisions.

To the extent that the aggregate indebtedness relating to the Jet Aircraft exceeds the aggregate fair market value of the Jet Aircraft, Eagle will transfer to American an intercompany receivable that is owed by American to Eagle.  On June 30, 2011, this intercompany receivable was equal to approximately $293 million.  To the extent that this intercompany receivable is not sufficient to offset any difference between the aggregate fair market value of the Jet Aircraft and the aggregate indebtedness relating to the Jet Aircraft, Eagle will also transfer and assign to American additional intercompany receivables owed by American to Eagle so that on the date of delivery of the Other Assets to American, the sum of the aggregate amount of the intercompany receivables, the aggregate fair market value of the Jet Aircraft and the aggregate net book value of the Other Assets transferred to American pursuant to the Purchase Agreement will equal the aggregate amount of the outstanding indebtedness relating to the Jet Aircraft.

Statements in this report contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company’s expectations or beliefs concerning future events. When used in this report, the words “expects,” “estimates,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe our objectives, plans or goals, or actions we may take in the future, are forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company’s intentions and expectations regarding acquisitions and financings of aircraft, and the benefits to the Company thereof. All forward-looking statements in this report are based upon information available to the Company on the date of this report. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements are subject to a number of factors that could cause the Company’s actual results to differ materially from the Company’s expectations. Additional information concerning these and other factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2010 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            AMR CORPORATION

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  September 2, 2011